UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

LIGHTSTONE VALUE PLUS REAL ESTATE
INVESTMENT TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
1985 Cedar Bridge Avenue, Suite 1
Lakewood, New Jersey 08701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 22, 2014

To the Stockholders of Lightstone Value Plus Real Estate Investment Trust, Inc.:

I am pleased to invite our stockholders to the 2014 Annual Meeting of Stockholders of Lightstone Value Plus Real Estate Investment Trust, Inc., a Maryland corporation. The annual meeting will be held at 460 Park Avenue, 13th Floor, New York, New York, 10022, at 11:00 a.m. Eastern time, on September 22, 2014.

At the meeting, you will be asked to:

•	consider and vote upon the election of five directors to serve until the 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualify; and
•	conduct such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Our board of directors has fixed the close of business on July 15, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. Record holders of shares of our common stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting.

For further information regarding the matters to be acted upon at the annual meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about these proposals or would like additional copies of the proxy statement, please contact: Lightstone Value Plus Real Estate Investment Trust, Inc., 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701.

Whether you own a few or many shares and whether you plan to attend in person or not, it is important that your shares be voted on matters that come before the meeting. You may authorize a proxy to vote your shares by using a toll-free telephone number or via the Internet. Instructions for using these convenient services are provided on the enclosed proxy card and in the attached proxy statement. If you prefer, you may authorize a proxy by marking your voting instructions on the proxy card, signing and dating it, and mailing it in the postage paid return envelope provided. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the Board’s recommendation. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, Computershare Fund Services, reminding you to vote your shares.

You are cordially invited to attend the 2014 Annual Meeting of Stockholders. Your vote is important.

By Order of the Board of Directors,

Bruno de Vinck
Senior Vice President and Secretary
Lakewood, New Jersey
August 4, 2014

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

PROXY STATEMENT

i

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.
1985 Cedar Bridge Avenue, Suite 1
Lakewood, New Jersey 08701

PROXY STATEMENT

INTRODUCTION

The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the board of directors (the “Board of Directors”) of Lightstone Value Plus Real Estate Investment Trust, Inc., a Maryland corporation (which we refer to in this proxy statement as the “Company”), for use at the 2014 Annual Meeting of Stockholders and at any adjournment or postponement thereof. References in this proxy statement to “we,” “us,” “our” or like terms also refer to the Company, and references in this proxy statement to “you” refer to the stockholders of the Company. The mailing address of our principal executive offices is 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701. This proxy statement, the accompanying proxy card and notice of annual meeting are first being mailed to our stockholders on or about August 8, 2014. The 2013 Annual Report on Form 10-K was previously mailed to our stockholders on or about April 30, 2014.

Our Annual Report on Form 10-K for the year ended December 31, 2013 and the exhibits thereto may be accessed online through the Securities and Exchange Commission (the “SEC”) website at www.sec.gov. In addition, stockholders may request a copy of our 2013 Annual Report by writing or telephoning us at the following address: Lightstone Value Plus Real Estate Investment Trust, Inc., 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701, telephone (866)792-8700.

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the annual meeting and where will it be held?

Our 2014 Annual Meeting of Stockholders will be held on September 22, 2014, at 11:00 a.m. Eastern Standard Time. The meeting will be held at 460 Park Avenue, 13th Floor, New York, New York, 10022.

What will I be voting on at the meeting?

At the meeting, you will be asked to:

•	consider and vote upon the election of five directors to serve until the 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualify; and
•	conduct such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The Board of Directors does not know of any matters that may be considered at the meeting other than the matters set forth in the items listed above.

Who can vote at the meeting?

The record date for the determination of holders of shares of our common stock, $0.01 par value per share (the “Common Stock”), entitled to notice of and to vote at the meeting, or any adjournment or postponement of the meeting, is the close of business on July 15, 2014. Accordingly, any holder of shares of Common Stock on the record date is entitled to notice of and to vote at the meeting. As of the record date, approximately 25.8 million shares of our Common Stock were issued and outstanding and entitled to vote at the meeting.

How many votes do I have?

Each share of Common Stock has one vote on each matter considered at the meeting or any adjournment or postponement thereof.

How can I vote?

You may vote in person at the meeting or by proxy. Stockholders may submit their votes by proxy by mail by completing, signing, dating and returning their proxy in the enclosed envelope. Stockholders also have the following two options for authorizing a proxy to vote their shares:

•	via the Internet at www.proxy-direct.com/; or
•	by telephone, by calling toll free (800) 337-3503.

For those stockholders with Internet access, we encourage you to authorize a proxy to vote your shares via the Internet, a convenient means of authorizing a proxy that also provides cost savings to us. In addition, when you authorize a proxy to vote your shares via the Internet or by telephone prior to the meeting date, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see your proxy card enclosed with this proxy statement. You may also vote your shares at the meeting. If you attend the meeting, you may submit your vote in person, and any proxy that you authorized by mail, Internet or telephone will be superseded by the vote that you cast at the meeting.

How will proxies be voted?

Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the shares will be voted FOR each of the five nominees for director named in this proxy statement for election as director.

The Board of Directors does not intend to present, and has no information indicating that others will present, any business at the annual meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of our stockholders come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxies held by them in their discretion.

How can I change my vote or revoke a proxy?

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by (i) submitting a later-dated proxy either by telephone, via the Internet or in the mail to Computershare Fund Services (“CFS”), whom we have retained to aid in the solicitation of proxies, at the following address: Proxy Tabulator, P.O. Box 9043, Smithtown, New York 11787-9729, (ii) attending the meeting and voting in person or (iii) providing written notice to CFS. No written revocation of your proxy shall be effective, however, unless and until it is received at or prior to the meeting. Your attendance at the meeting without voting will not be sufficient to revoke a previous proxy authorization.

What if I return my proxy but do not mark it to show how I am voting?

If your proxy card is signed and returned without specifying your choices, your shares will be voted as recommended by the Board of Directors.

What are the board’s recommendations?

The Board of Directors recommends that you vote FOR each of the five nominees named in this proxy statement for election as director.

What vote is required to elect directors?

There is no cumulative voting in the election of our directors. Each director is elected by the affirmative vote of holders of a majority of shares of Common Stock who are present in person or by proxy at the meeting. Any shares deemed present at the meeting but not voted (whether by abstention or broker non-vote) have the same impact as a vote against the directors. A “broker non-vote” occurs when a broker who holds shares for the beneficial owner is deemed present for purposes of establishing a quorum for the meeting but does not vote on a proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner of the shares.

What constitutes a “quorum”?

The presence at the meeting, in person or represented by proxy, of stockholders entitled to cast 50% of all the votes entitled to be cast at the meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum. Abstentions and broker non-votes will not be counted as votes cast.

Will you incur expenses in soliciting proxies?

We will bear all costs associated with soliciting proxies for the meeting. Solicitations may be made on behalf of the Board of Directors by mail, personal interview, telephone or other electronic means by our officers and other employees of Lightstone Value Plus REIT, LLC (the “Advisor”), who will receive no additional compensation. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this proxy statement to people on whose behalf they hold shares of Common Stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the SEC, we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of shares of our Common Stock.

We have also retained CFS to aid in the solicitation of proxies. We will pay CFS a fee of approximately $22,000 in addition to reimbursement of its reasonable out-of-pocket expenses. As the date of the meeting approaches, certain stockholders may receive a telephone call from a representative of CFS if their votes have not yet been received. Proxies that are obtained telephonically will be recorded in accordance with the procedures described below. The Board of Directors believes that these procedures are reasonably designed to ensure that both the identity of the stockholder casting the vote and the voting instructions of the stockholder are accurately determined.

In all cases where a telephonic proxy is solicited, the CFS representative is required to ask for each stockholder’s full name and address, or the zip code or employer identification number, and to confirm that the stockholder has received the proxy materials in the mail. If the stockholder is a corporation or other entity, the CFS representative is required to ask for the person’s title and confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to CFS, then the CFS representative has the responsibility to explain the process, read the proposal listed on the proxy card and ask for the stockholder’s instructions on the proposal. Although the CFS representative is permitted to answer questions about the process, he or she is not permitted to recommend to the stockholder how to vote, other than to read any recommendation set forth in this proxy statement. CFS will record the stockholder’s instructions on the card. Within 72 hours, the stockholder will be sent a letter or mailgram to confirm his or her vote and asking the stockholder to call CFS immediately if his or her instructions are not correctly reflected in the confirmation.

What does it mean if I receive more than one proxy card?

Some of your shares may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts by mail, by telephone or via the Internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should contact Lightstone Value Plus Real Estate Investment Trust, Inc., 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701, or call us at (866) 792-8700. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports. The rule allows us to, with the consent of affected stockholders, send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to Lightstone Value Plus Real Estate Investment Trust, Inc., 1985 Cedar Bridge Avenue, Suite 1, New Jersey 08701, or call us at (866) 792-8700. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact us.

Whom should I call for additional information about authorizing a proxy by mail, telephone or Internet to vote my shares?

Please call CFS, our proxy solicitor, at 1-866-641-4227.

How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

In order for a stockholder proposal to be properly submitted for presentation at our 2015 annual meeting, pursuant to our current bylaws we must receive written notice of the proposal at our executive offices during the period beginning on February 23, 2015 and ending at 5:00 p.m., Eastern Time, on March 25, 2015. If you wish to present a proposal for inclusion in the proxy material for next year’s annual meeting, we must receive written notice of your proposal at our executive offices no later than March 25, 2015. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: Lightstone Value Plus Real Estate Investment Trust, Inc., 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701, Attention: Bruno de Vinck. For additional information, see the section in this proxy statement captioned “Stockholder Proposals for the 2015 Annual Meeting.”

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

The Board of Directors ultimately is responsible for directing the management of our business and affairs. We have no employees and have retained the Advisor to manage our day-to-day operations, including the acquisition of our properties. The Advisor is an affiliate of our Sponsor, The Lightstone Group (the “Sponsor”). The Board of Directors, including our independent directors, is responsible for monitoring and supervising the Advisor’s conduct of our day-to-day operations.

Our bylaws provide for a Board of Directors with no fewer than three and no more than nine directors, a majority of whom must be independent. An “independent director” is defined under our Charter and means a person who is not, and within the last two years has not been, directly or indirectly associated with the Company, the Sponsor, the Advisor or any of their affiliates by virtue of:

•	Ownership of an interest in the Sponsor, the Advisor or any of their affiliates, other than the Company;
•	employment by the Company, the Sponsor, the Advisors or any of their affiliates;
•	service as an officer or director of the Sponsor, the Advisor or any of their affiliates, other than as a director of the Company;
•	performance of services, other than as a director of the Company;
•	service as a director of the Company or as a director of more than three real estate investment trusts organized by the Sponsor or advised by the Advisor; or
•	maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their affiliates.

An independent director cannot be associated with us, the Sponsor or the Advisor as set forth above either directly or indirectly. An indirect association with the Sponsor or the Advisor includes circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law, is or has been associated with us, the Sponsor, the Advisor, or any of their affiliates.

A business or professional relationship is considered material if the aggregate gross revenue derived by the director from the Advisor or the Sponsor and their affiliates exceeds five percent of either the director’s annual gross income during either of the last two years or the director’s net worth on a fair market value basis.

We currently have five directors, three of whom are independent. Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.

During 2013, the Board of Directors held six meetings including our annual stockholders’ meeting held on September 16, 2013. The entire Board of Directors was present at all of the meetings. The Board of Directors expects each director to attend annual meetings of stockholders when possible. We anticipate that all directors and nominees will attend our 2014 Annual Meeting of Stockholders.

Nominees for the Board of Directors

The Board of Directors has proposed the following nominees for election as directors, each to serve until our 2015 annual meeting of stockholders and until his successor is duly elected and qualifies: Messrs. David W. Lichtenstein, Edwin J. Glickman, George R. Whittemore, Shawn R. Tominus and Bruno de Vinck. Each nominee currently serves as a director.

The proxy holder named on the enclosed proxy card intends to vote FOR the election of each of the five nominees. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the proxy card or, if you are authorizing a proxy to vote your shares by telephone or the Internet, follow the instructions provided when you authorize a proxy.

If, at the time of the meeting, one or more of the nominees should become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors. No proxy will be voted for a greater number of persons than the number of nominees described in this proxy statement.

The principal occupation and certain other information about the nominees are set forth below.

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
David Lichtenstein	53	2004	Mr. David Lichtenstein is the Chairman of our Board of Directors and our Chief Executive Officer, and is the Chief Executive Officer of our Advisor. Mr. Lichtenstein founded both American Shelter Corporation and The Lightstone Group. From 1988 to the present, Mr. Lichtenstein has served as Chairman of the Board of Directors and Chief Executive Officer of The Lightstone Group, directing all aspects of the acquisition, financing and management of a diverse portfolio of multi-family, lodging, retail and industrial properties located in 20 states, and Puerto Rico. From April 2008 to present, Mr. Lichtenstein has served as the Chairman of the board of directors and Chief Executive Officer of Lightstone Value Plus Real Estate Investment Trust II, Inc. (“Lightstone II”) and Lightstone Value Plus REIT II LLC, its advisor. From October 2012 to the present, Mr. Lichtenstein has served as the Chairman of the board of directors of Lightstone Value Plus Real Estate Investment Trust III, Inc. (“Lightstone III”) and from April 2013 to the present, as the Chief Executive Officer of Lightstone III and of Lightstone Value Plus REIT III LLC. Mr. Lichtenstein was the president and/or director of certain subsidiaries of Extended Stay Hotels, Inc. (“Extended Stay”) that filed for Chapter 11 protection with Extended Stay. Extended Stay and its subsidiaries filed for bankruptcy protection on June 15, 2009 so they could reorganize their debts in the face of looming amortization payments. Extended Stay emerged from bankruptcy on October 8, 2010. Mr. Lichtenstein is no longer affiliated with Extended Stay. Mr. Lichtenstein is a member of the International Council of Shopping Centers and the National Association of Real Estate Investment Trusts, Inc., and industry trade group, as well as, a member of the Board of Directors of Touro College and New York Medical College.
			Mr. Lichtenstein has been selected to serve as a director due to his extensive experience and networking relationships in the real estate industry, along with his experience in acquiring and financing real estate properties.

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
Edwin J. Glickman	82	2004	Mr. Glickman is one of our independent directors and the Chairman of our Audit Committee. From April 2008 to the present, Mr. Glickman has served as a member of the board of directors for Lightstone II and from December 2013 to present, has served as a member of the board of directors of Lightstone III. In January 1995, Mr. Glickman co-founded Capital Lease Funding, a leading mortgage lender for properties net leased to investment grade tenants, where he remained as Executive Vice President until May 2003 when he retired. Mr. Glickman was previously a trustee of publicly traded RPS Realty Trust from October 1980 through May 1996, and Atlantic Realty Trust from May 1996 to March 2006. Mr. Glickman graduated from Dartmouth College.
			Mr. Glickman has been selected to serve as an independent director due to his extensive experience in mortgage lending and finance.
George R. Whittemore	64	2006	Mr. Whittemore is one of our independent directors. From April 2008 to the present, Mr. Whittemore has served as a member of the board of directors Lightstone II and from December 2013 to present, has served as a member of the board of directors of Lightstone III. Mr. Whittemore also presently serves as a Director of Village Bank Financial Corporation in Richmond, Virginia and as a Director of Supertel Hospitality, Inc. in Norfolk, Nebraska, both publicly traded companies. Mr. Whittemore previously served as a Director and Audit Committee Chairman of Prime Group Realty Trust from July 2005 until December 2012. Mr. Whittemore previously served as President and Chief Executive Officer of Supertel Hospitality Trust, Inc. from November 2001 until August 2004 and as Senior Vice President and Director of both Anderson & Strudwick, Incorporated, a brokerage firm based in Richmond, Virginia, and Anderson & Strudwick Investment Corporation, from October 1996 until October 2001. Mr. Whittemore has also served as a Director, President and Managing Officer of Pioneer Federal Savings Bank and its parent, Pioneer Financial Corporation, from September 1982 until August 1994, and as President of Mills Value Adviser, Inc., a registered investment advisor. Mr. Whittemore is a graduate of the University of Richmond.
			Mr. Whittemore has been selected to serve as an independent director due to his extensive experience in accounting, banking, finance and real estate.

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
Shawn R. Tominus	55	2006	Mr. Tominus is one of our independent directors. From April 2008 to the present, Mr. Tominus has served as a member of the board of directors of Lightstone II and from December 2013 to present, has served as a member of the board of directors of Lightstone III. Mr. Tominus is the founder and President of Metro Management, a real estate investment and management company founded in November1994 which specializes in the acquisition, financing, construction and redevelopment of residential, commercial and industrial properties. He also served as a director and as a member of the audit committee of Prime Group Realty Trust, a publicly traded REIT located in Chicago from July 2005 until December 2012. Mr. Tominus has over 25 years experience in real estate and serves as a national consultant focusing primarily on market and feasibility analysis. Prior to his time at Metro Management, Mr. Tominus was a Senior Vice President at Kamson Corporation, where he managed a portfolio of over 5,000 residential units as well as commercial and industrial properties.
			Mr. Tominus has been selected to serve as an independent director due to his extensive experience in and networking relationships in the real estate industry, along with his experience in acquisitions, construction and redevelopment of real estate.

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
Bruno de Vinck	68	2005	Mr. de Vinck is our Chief Operating Officer, Senior Vice President, Secretary and a director. Mr. de Vinck was a Senior Vice President with The Lightstone Group through March 2013, and had been employed by Lightstone since April 1994. Mr. de Vinck also has served as the Senior Vice President, Secretary and director of Lightstone II. Mr. de Vinck is also a director of the privately held Park Avenue Bank Corp, and was a director of the privately held Park Avenue Bank that was taken over by the FDIC in March 2010. He was also a director of Prime Group Realty Trust, a publicly registered REIT, from 2005 to 2011. Mr. de Vinck was previously General Manager of JN Management Co. from November 1992 to January 1994, AKS Management Co., Inc. from September 1988 to July 1992 and Heritage Management Co., Inc. from May 1986 to September 1988. In addition, Mr. de Vinck worked as Senior Property Manager at Hekemien & Co. from May 1975 to May 1986, as a Property Manager at Charles H. Greenthal & Co. from July 1972 to June 1975 and in sales and residential development for McDonald & Phillips Real Estate Brokers from May 1970 to June 1972. From July 1982 to July 1984 Mr. de Vinck was the founding President of the Ramsey Homestead Corp., a not-for-profit senior citizen residential health care facility, and, from July 1984 until October 2004, was Chairman of its board of directors. Mr. de Vinck studied Architecture at Pratt Institute and then worked for the Bechtel Corporation from February 1966 to May 1970. Mr. de Vinck was also a director of certain subsidiaries of Extended Stay that filed for Chapter 11 protection with Extended Stay. Extended Stay and its subsidiaries filed for bankruptcy protection on June 15, 2009 so they could reorganize their debts in the face of looming amortization payments. Extended Stay emerged from bankruptcy on October 8, 2010. Mr. de Vinck is no longer affiliated with Extended Stay.
			Mr. de Vinck has been selected to serve as a director due to his extensive experience in the real estate industry.

The members of the Board of Directors unanimously recommend a vote “FOR” each of the nominees to be elected as directors.

CORPORATE GOVERNANCE

The only standing committee of the Board of Directors is the audit committee (the “Audit Committee”). The Audit Committee consists of three members composed entirely of our independent directors. The Board of Directors has determined that each of our independent directors is independent within the meaning of the applicable (i) provisions set forth in the Charter and (ii) requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable SEC rules.

Interested parties may communicate matters they wish to raise with the directors by writing to our Secretary at: Lightstone Value Plus Real Estate Investment Trust, Inc., 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701, Attention: Bruno de Vinck. Mr. de Vinck will deliver all appropriate communications to the Board of Directors no later than the next regularly scheduled meeting of the Board of Directors.

Audit Committee

The Board of Directors established an Audit Committee in April 2005. A copy of the charter of the Audit Committee is available at iconinvestments.com/Lightstone-other or in print to any stockholder who requests it c/o Lightstone Value Plus Real Estate Investment Trust, Inc., 1985 Cedar Bridge Avenue, Suite 1, Lakewood, NJ 08701. Our Audit Committee consists of Messrs. Edwin J. Glickman, George R. Whittemore and Shawn Tominus. Mr. Glickman is the chair of our Audit Committee.

The Audit Committee, in performing its duties, monitors:

•	Our financial reporting process;
•	the integrity of our financial statements;
•	compliance with legal and regulatory requirements;
•	the independence and qualifications of our independent and internal auditors, as applicable; and
•	the performance of our independent and internal auditors, as applicable.

Each member of our Audit Committee is independent within the meaning of the applicable requirements set forth in or promulgated under the Exchange Act and within the meaning of the New York Stock Exchange (“NYSE”) listing standards. In addition, the Board of Directors has determined that Mr. Glickman and Mr. Whittemore are qualified as “audit committee financial experts” within the meaning of the applicable rules promulgated by the SEC. Unless otherwise determined by the Board of Directors, no member of the Audit Committee may serve as a member of the audit committee of more than two other public companies.

During 2013, the Audit Committee held five meetings. Each of the Audit Committee members attended all of the meetings held by the Audit Committee either in person or by telephone.

The Audit Committee’s report on our financial statements for the fiscal year ended December 31, 2013 is discussed below under the heading “Audit Committee Report.”

Nominating the Board of Directors

The Board of Directors does not have a standing nominating committee for the purpose of nominating individuals to serve as directors. All members of our Board of Directors participate in the consideration of director nominees. The primary functions of the members of the Board of Directors relating to the consideration of director nominees is to identify individuals qualified to serve on the Board of Directors. We have not adopted a specific policy regarding the consideration of director nominees recommended to us by stockholders.

In determining the composition of the Board of Directors, our goals are to assemble a board that, as a whole, possesses the appropriate balance of professional and real estate industry knowledge, financial expertise and high-level management experience to bring a diverse set of skills and experiences to the board as a whole to oversee our business. The Board of Directors believes that diversity is an important attribute of the members of our Board of Directors and that the members should represent an array of backgrounds. To that end, our Board of Directors includes directors who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that we view as critical to effective functioning of the board. The brief biographies in “Proposal One” include information, as of the date of this proxy, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the board to believe that the director should serve on the board.

The Board of Directors annually reviews the appropriate experience, skills and characteristics required of directors in the context of our business. This review includes, in the context of the perceived needs of the board at that time, issues of knowledge, experience, judgment and skills relating to the understanding of the real estate industry, accounting or financial expertise. The Board of Directors gives consideration to the members of the Board of Directors having a diverse mix of background and skills. This review also includes the candidate’s ability to attend regular board meetings and to devote a sufficient amount of time and effort in preparation for such meetings.

Code of Ethics

The Board of Directors has adopted a Code of Ethics (the “Code of Ethics”), which is applicable to the directors, officers and employees of the Company and its subsidiaries and affiliates. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations. The Code of Ethics is available, free of charge, on at iconinvestments.com/Lightstone-other. You may also obtain a copy of the Code of Ethics by writing to: Lightstone Value Plus Real Estate Investment Trust, Inc., 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701, Attention: Bruno de Vinck. A waiver of the Code of Ethics for our Chief Executive Officer may be made only by the Board of Directors and will be promptly disclosed to the extent required by law. A waiver of the Code of Ethics for all other directors, officers and employees may be made only by our Chief Executive Officer or General Counsel, and shall be discussed with the Board of Directors as appropriate.

Board Leadership Structure

As noted above, our Board of Directors currently is comprised of three independent and two affiliated directors. Mr. Lichtenstein has served as Chairman of the Board of Directors since 2004 and serves as our Chief Executive Officer, working in conjunction with Mr. de Vinck, our Chief Operating Officer and Senior Vice President. Mr. Glickman, one of the independent directors, serves as the “presiding director” at any executive sessions of the independent directors, as defined under the rules of the NYSE. The Board of Directors believes that this provides an effective leadership model for the Company.

We recognize that different board leadership structures may be appropriate for companies in different situations, and that no one structure is suitable for all companies. We believe our current board leadership structure is optimal for us because it demonstrates to our investors and other stakeholders that the Company is under strong leadership, coordinated closely between Mr. Lichtenstein, who has over 20 years of real estate industry experience, and Mr. Glickman, who has served various public and private entities as a key executive and officer over the past 20 years. In our judgment, the Company, like many U.S. companies, has been well-served by this leadership structure.

Board Role in Risk Oversight

Our Board of Directors is actively involved in overseeing our risk management through our Audit Committee. Under its charter, our Audit Committee is responsible for discussing guidelines and policies governing the process by which our senior management and our relevant departments assess and manage our exposure to risk, as well as our major financial risk exposures and the steps management has taken to monitor and control such exposures.

Director Independence

Our charter and bylaws provide for a Board of Directors with no fewer than three and no more than nine directors, a majority of whom must be independent. An “independent director” is defined under our Charter and means a person who is not, and within the last two years has not been, directly or indirectly associated with the Company, our Sponsor, our Advisor or any of their affiliates by virtue of:

•	ownership of an interest in our Sponsor, our Advisor or any of their affiliates, other than the Company;
•	employment by the Company, our Sponsor, our Advisor or any of their affiliates;
•	service as an officer or director of our Sponsor, our Advisor or any of their affiliates, other than as a director of the Company;
•	performance of services, other than as a director of the Company;
•	service as a director of more than three real estate investment trusts organized by our Sponsor or advised by our Advisor; or
•	maintenance of a material business or professional relationship with our Sponsor, our Advisor or any of their affiliates.

An independent director cannot be associated with us, our Sponsor or our Advisor as set forth above either directly or indirectly. An indirect association with our Sponsor or our Advisor includes circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law, is or has been associated with us, our Sponsor, our Advisor, or any of their affiliates.

A business or professional relationship is considered material if the aggregate gross revenue derived by the director from our Advisor or our Sponsor and their affiliates exceeds five percent of either the director’s annual gross income during either of the last two years or the director’s net worth on a fair market value basis.

The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the listing standards of the NYSE. Based upon information solicited from each nominee, the Board of Directors has affirmatively determined that George R. Whittemore, Edwin J. Glickman and Shawn R. Tominus have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and are “independent” within the meaning of the NYSE’s director independence standards and Audit Committee independence standards, as currently in effect.

DIRECTOR AND EXECUTIVE COMPENSATION

Compensation of Our Directors

We have no standing compensation committee. Our entire Board of Directors determine matters relating to director and officer compensation. Our Board of Directors designs our director compensation with the goals of attracting and retaining highly qualified individuals to serve as independent directors and to fairly compensate them for the time and efforts. Because of our unique attributes as a REIT, service as an independent director on our Board of Directors requires broad expertise in the fields of real estate and real estate investment.

We pay our independent directors an annual fee of $30,000 plus reimbursement of out-of-pocket expenses, as incurred. Effective April 1, 2013, we also pay Bruno de Vinck an annual fee of $30,000. Pursuant to our stock option plan (discussed below), in lieu of receiving his or her annual fee in cash, an independent director is entitled to receive the annual fee in the form of our common shares or a combination of common shares and cash. In addition, on the date of the meeting, our independent directors will receive options to purchase 3,000 shares of our common stock with an exercise price at the fair market value of a share on the last business day preceding the meeting.

Compensation of Our Executive Officers

We currently have no employees. Our Advisor performs our day-to-day management functions. Our executive officers are all employees of the Advisor. Our executive officers do not receive compensation from us for services rendered to us. Our executive officers are all employees of our Advisor and are compensated by our Advisor. As a result, our Board of Directors has determined that it is not necessary to establish a compensation committee. In addition, we do not have, and the Board of Directors has not considered, a compensation policy or program for our executive officers, and we have not included a “Compensation Discussion and Analysis” in this proxy statement. See “Certain Relationships and Related Party Transactions” below for a discussion of the fees paid to and services provided by our Advisor and Property Manager.

Compensation Committee Interlocks and Insider Participation

The Board of Directors in its entirety performs the duties typically delegated to a compensation committee. There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Officers

The following table presents certain information as of May 31, 2014 concerning each of our directors and officers serving in such capacity:

Name	Age	Principal Occupation and Positions Held	Served as a Director Since
David Lichtenstein	53	Chief Executive Officer and Chairman of the Board of Directors	2004
Edwin J. Glickman	82	Director	2005
George R. Whittemore	64	Director	2006
Shawn R. Tominus	55	Director	2006
Bruno de Vinck	68	Chief Operating Officer, Senior Vice President, Secretary and Director	2005
Mitchell Hochberg	61	President	N/A
Joseph Teichman	40	General Counsel	N/A
Donna Brandin	57	Chief Financial Officer and Treasurer	N/A

David Lichtenstein — for biographical information about Mr. Lichtenstein, see “Nominees for the Board of Directors.”

Edwin J. Glickman — for biographical information about Mr. Glickman, see “Nominees for the Board of Directors.”

George R. Whittemore — for biographical information about Mr. Whittemore, see “Nominees for the Board of Directors.”

Shawn R. Tominus — for biographical information about Mr. Tominus, see “Nominees for the Board of Directors.”

Bruno de Vinck — for biographical information about Mr. de Vinck, see “Nominees for the Board of Directors.”

MITCHELL HOCHBERG is our President and also serves as President and Chief Operating Officer of Lightstone II since December 2013. Mr. Hochberg also serves as the President of our sponsor. From April 2013 to the present, Mr. Hochberg serves as President and Chief Operating Officer of Lightstone III and its advisor. Prior to joining The Lightstone Group in August 2012, Mr. Hochberg served as principal of Madden Real Estate Ventures, a real estate investment, development and advisory firm specializing in hospitality and residential projects from 2007 to August 2012 when it combined with our sponsor. Mr. Hochberg held the position of President and Chief Operating Officer of Ian Schrager Company, a developer and manager of innovative luxury hotels and residential projects in the United States from early 2006 to early 2007 and prior to that Mr. Hochberg founded Spectrum Communities, a developer of luxury residential neighborhoods in the Northeast in 1985 where for 20 years he served as its President and Chief Executive Officer. Additionally, Mr. Hochberg serves on the board of directors of Orient-Express Hotels Ltd and as Chairman of the board of directors of Orleans Homebuilders, Inc. Mr. Hochberg received his law degree from Columbia University School of Law where he was a Harlan Fiske Stone Scholar and graduated magna cum laude from New York University College of Business and Public Administration with a Bachelor of Science degree in accounting and finance.

Joseph E. Teichman is our General Counsel and also serves as General Counsel of Lightstone II and Lightstone III and their respective advisors. Mr. Teichman also serves as Executive Vice President and General Counsel of our Advisor and Sponsor. Prior to joining us in January 2007, Mr. Teichman practiced law at the law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP in New York, NY from September 2001 to January 2007. Mr. Teichman earned his J.D. from the University of Pennsylvania Law School in May 2001. Mr. Teichman earned a B.A. from Beth Medrash Govoha, Lakewood, NJ. Mr. Teichman is licensed to practice law in New York and New Jersey. Mr. Teichman was also a director and officer of certain subsidiaries of

Extended Stay that filed for Chapter 11 protection with Extended Stay. Extended Stay and its subsidiaries filed for bankruptcy protection on June 15, 2009 so they could reorganize their debts in the face of looming amortization payments. Extended Stay emerged from bankruptcy on October 8, 2010. Mr. Teichman is no longer affiliated with Extended Stay. Mr. Teichman is also a member of the Board of Directors of Yeshiva Orchos Chaim, Lakewood, NJ.

Donna Brandin is our Chief Financial Officer and Treasurer since August 2008 and also serves as Chief Financial Officer and Treasurer of Lightstone II and Lightstone III. Ms. Brandin also serves as the Executive Vice President, Chief Financial Officer and Treasurer of our Sponsor and as the Chief Financial Officer and Treasurer of our Advisor and the advisors of Lightstone II and Lightstone III. Prior to the joining the Lightstone Group in April of 2008, Ms. Brandin held the position of Executive Vice President and Chief Financial Officer of US Power Generation from September 2007 through November 2007 and before that was the Executive Vice President and Chief Financial Officer of Equity Residential, the largest publicly traded apartment REIT in the country from August 2004 to September 2007. Prior to joining Equity Residential, Ms. Brandin held the position of Senior Vice President and Treasurer for Cardinal Health, Inc from June 2000 through August 2004. Prior to 2000, Ms. Brandin held various executive-level positions at Campbell Soup, Emerson Electric Company and Peabody Holding Company Ms. Brandin earned her Masters in Finance at St. Louis University and is a certified public accountant.

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS

The following table presents certain information as of May 31, 2014 concerning:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;
•	each of our directors and executive officers serving in such capacity; and
•	all of our directors and executive officers as a group:

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock of the Company Beneficially Owned		Percent of All Common Shares of the Company
David Lichtenstein	20,000	(2)	0.08%
Edwin J. Glickman	—		—
George R. Whittemore	—		—
Shawn Tominus	—		—
Bruno de Vinck	6,561		0.03%
Donna Brandin	—		—
Joseph Teichman	—		—
Peyton Owen	—		—
	—		—
Our directors and officers as a group (8 persons)	26,561		0.11%

(1).	The business address of each individual listed in the table is 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701.
(2).	Consists of 20,000 shares owned by our Advisor. Our Advisor is wholly owned by The Lightstone Group, LLC, which is controlled and wholly owned by David Lichtenstein, our Sponsor.

EQUITY COMPENSATION PLAN INFORMATION

We have adopted a stock option plan under which our independent directors are eligible to receive annual nondiscretionary awards of nonqualified stock options. Our stock option plan is designed to enhance our profitability and value for the benefit of our stockholders by enabling us to offer independent directors stock-based incentives, thereby creating a means to raise the level of equity ownership by such individuals in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and our stockholders.

We have authorized and reserved 75,000 shares of our Common Stock for issuance under our stock option plan. The Board of Directors may make appropriate adjustments to the number of shares available for awards and the terms of outstanding awards under our stock option plan to reflect any change in our capital structure or business, stock dividend, stock split, recapitalization, reorganization, merger, consolidation or sale of all or substantially all of our assets.

Our stock option plan provides for the automatic grant of a nonqualified stock option to each of our independent directors, without any further action by our Board of Directors or the stockholders, to purchase 3,000 shares of our Common Stock on the date of each annual stockholders meeting. The exercise price for all stock options granted under our stock option plan will be equal to the fair market value of a share on the last business day preceding the annual meeting of stockholders. The term of each such option will be 10 years. Options granted to non-employee directors will vest and become exercisable on the second anniversary of the date of grant, provided that the independent director is a director on the Board of Directors on that date. At each of our annual stockholder meetings, beginning in July 2007, options were granted to each of our three independent directors. As of December 31, 2013, options to purchase 63,000 shares of stock were outstanding at a weighted average exercise price of $10.32 and 45,000 were fully vested at an exercise price of $10.00 per share.

Notwithstanding any other provisions of our stock option plan to the contrary, no stock option issued pursuant thereto may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

The following table sets forth information regarding securities authorized for issuance under our stock option plan as of December 31, 2013:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans approved by security holders	63,000	$10.32	12,000
Equity Compensation Plans not approved by security holders	N/A	N/A	N/A
Total	63,000	$10.32	12,000

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, as amended, requires each director, officer and individual beneficially owning more than 10% of our Common Stock to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of our Common Stock with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC rules to furnish us with copies of all such forms they file. Based solely on a review of the copies of such forms furnished to us during and with respect to the fiscal year ended December 31, 2013, or written representations that no additional forms were required, we believe that all of our officers and directors and persons that beneficially own more than 10% of the outstanding shares of our Common Stock complied with these filing requirements in 2013.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

David Lichtenstein serves as the Chairman of our Board of Directors and is our Chief Executive Officer. Our Advisor and Lightstone Value Plus REIT Management, LLC (our “Property Manager”) are wholly owned subsidiaries of our Sponsor, The Lightstone Group, which is wholly owned by Mr. Lichtenstein. On April 22, 2005, we entered into agreements with our Advisor and Property Manager to pay certain fees in exchange for services performed by these and other affiliated entities. As the majority owner of those entities, Mr. Lichtenstein benefits from fees and other compensation that they receive pursuant to these agreements.

Property Manager

We agreed to pay our Property Manager a monthly management fee of up to 5% of the gross revenues from our residential, hospitality and retail properties. In addition, for the management and leasing of our office and industrial properties, we will pay to our Property Manager property management and leasing fees of up to 4.5% of gross revenues from our office and industrial properties. We may pay our Property Manager a separate fee for (i) the development, (ii) one-time initial rent-up or (iii) leasing-up of newly constructed office and industrial properties in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area.

Notwithstanding the foregoing, our Property Manager may be entitled to receive higher fees in the event our Property Manager demonstrates to the satisfaction of a majority of the directors (including a majority of independent directors) that a higher competitive fee is justified for services rendered. Our Property Manager will also be paid a monthly fee for any extra services equal to no more than that which would be payable to an unrelated party providing the services. The actual amounts of these fees are dependent upon results of operations and, therefore, cannot be determined at the present time. We have recorded the following amounts related to the Property Manager for the years ended December 31, 2013 and 2012:

($’s in thousands)	2013	2012
Property management fees	$1,391	$1,458
Development fees and leasing commission	2,495	545
Total	$2,003	$2,003

Advisor

We agreed to pay our Advisor an acquisition fee equal to 2.75% of the gross contract purchase price (including any mortgage assumed) of each property purchased and will reimburse our Advisor for expenses that it incurs in connection with the purchase of a property. We anticipate that acquisition expenses will be between 1% and 1.5% of a property’s purchase price, and acquisition fees and expenses are capped at 5% of the gross contract purchase price of a property. The Advisor will also be paid an advisor asset management fee of 0.55% of our average invested assets and we will reimburse some expenses of the Advisor. We have recorded the following amounts related to the Advisor for the years ended December 31, 2013 and 2012:

($’s in thousands)	2013	2012
Acquisition fees	$2,172	$1,177
Asset management fees	2,608	2,366
Acquisition expenses reimbursed to Advisor	—	—
Total	$3,543	$3,543

Sponsor

On April 22, 2005, the Lightstone Value Plus REIT, LP (the “Operating Partnership”) entered into an agreement with Lightstone SLP, LLC pursuant to which the Operating Partnership has issued special general partner interests to Lightstone SLP, LLC in an amount equal to all expenses, dealer manager fees and selling commissions that we incurred in connection with our organization and the offering of our common stock. As of December 31, 2012, Lightstone SLP, LLC had contributed $30.0 million to the Operating Partnership in exchange for special general partner interests. As the majority owner of our Sponsor, which wholly owns Lightstone SLP, LLC, Mr. Lichtenstein is the indirect, beneficial owner of such special general partner interests and will thus receive an indirect benefit from any distributions made in respect thereof.

These special general partner interests entitle Lightstone SLP, LLC to a portion of any regular and liquidation distributions that we make to stockholders, but only after stockholders have received a stated preferred return. Although the actual amounts are dependent upon results of operations and, therefore, cannot be determined at the present time, distributions to Lightstone SLP, LLC, as holder of the special general partner interests, could be substantial.

Acquisitions and Investments in Entities Affiliated with Sponsor

1407 Broadway

On January 4, 2007, we, through LVP 1407 Broadway LLC, a wholly owned subsidiary of the Operating Partnership, entered into a joint venture with an affiliate of the Sponsor. We accounted for the investment in this unconsolidated joint venture under the equity method of accounting as we exercise significant influence over but do not control these entities. Initial equity from our co-venturer totaled $13.5 million (representing a 51% ownership interest). Our initial capital investment, funded with proceeds from our Common Stock offering, was $13.0 million (representing a 49% ownership interest). On the same date, an indirect, wholly owned subsidiary acquired a sub-leasehold interest in a ground lease to an office building located at 1407 Broadway, New York, New York (the “Sublease Interest”). The seller of the Sublease Interest, Gettinger Associates, L.P., is not an affiliate of the Company, the Sponsor or its subsidiaries. The property, a 42 story office building built in 1952, fronts on Broadway, 7th Avenue and 39th Street in midtown Manhattan. The property has approximately 915,000 leasable square feet, and as of the acquisition date, was 87.6% occupied (approximately 300 tenants) and leased by tenants generally engaged in the female apparel business. The ground lease, dated as of January 14, 1954, provides for multiple renewal rights, with the last renewal period expiring on December 31, 2048. The Sublease Interest runs concurrently with this ground lease.

On March 11, 2013, 1407 Broadway completed a restructuring of its outstanding non-recourse mortgage note payable. In connection with the restructuring, during the year ended December 31, 2013, 1407 Broadway’s members made capital contributions aggregating $16.1 million, of which $4.0 million was from our co-venturer and $12.1 million was from us. Additionally, during the year ended December 31, 2013, the Company received distributions from 1407 Broadway aggregating $1.2 million.

Pro-DFJV Holdings, LLC

The Company through its Operating Partnership owns a 99.99% managing membership interest in PRO-DFJV Holdings, LLC, a Delaware limited liability company (“PRO”) and the Company owns a 0.01% non-managing membership interest in PRO. As our Operating Partnership is the managing member with control, PRO is consolidated into the results and financial position of the Company. David Lichtenstein owns a 19.17% profit membership interest in PRO. Under the terms of the operating agreement of PRO, the 19.17% profit membership interest will not receive any distributions until we receive distributions equivalent to our capital contributions of approximately $29.0 million, then the 19.17% profit membership interest shall receive distributions to $6.9 million. Any remaining distributions shall be split among the three members in proportion to their profit interests. During 2010, based upon distributions made by PRO, all future distributions will be split in proportion to the member’s profit interests. During the years ended December 31, 2013 and 2012, David Lichtenstein received distributions from PRO of $0.3 million and $6.7 million (including $0.1 million during 2013 and $6.5 million during 2012 associated with the distributions from GPH and LVH, discussed below).

Grand Prairie

The Company had a 40% membership interest in Grand Prairie Holdings, LLC (“GPH”) made up of the Operating Partnership and PRO ownerships of a 25% and a 15% membership interest in Grand Prairie, respectively. The Company’s ownership interest was a non-managing interest, with certain consent rights with respect to major decisions as such, the Company accounted for its investment in Grand Prairie under the equity method of accounting. An affiliate of our Sponsor was the majority owner and manager of Grand Prairie. Affiliates of our Sponsor collectively owned a 60% membership interest in Grand Prairie. During the year ended 2012 the Company and the affiliates of our Sponsor finalized a transaction which resulted in the contribution of their membership interests in the remaining holdings of GPH to an unrelated third party. As a result, the Company’s no longer had any investment in GPH. During the year ended December 31, 2012, the Company received a distribution of $30.8 million from GPH. A portion of the distribution to PRO was then distributed to David Lichtenstein as discussed above.

Livermore

The Company had a 40% membership interest in Livermore Valley Holdings, LLC (“LVH”) made up of the Operating Partnership and PRO ownerships of a 25% and a 15% membership interest in Livermore, respectively. The Company’s ownership interest was a non-managing interest, with certain consent rights with respect to major decisions, as such, the Company accounted for its investment in Livermore under the equity method of accounting. An affiliate of our Sponsor was the majority owner and manager of Livermore. Affiliates of our Sponsor collectively owned a 60% membership interest in Livermore. During the year ended 2012 the Company and the affiliates of our Sponsor finalized a transaction which resulted in the contribution of their membership interests in the remaining holdings of LVH to an unrelated third party. As a result, the Company’s no longer had any investment in LVH.

During the years ended December 31, 2013 and December 31, 2012, the Company received distributions of $1.8 million and $59.1 million from LVH. A portion of the distributions to PRO was then distributed to David Lichtenstein as discussed above.

Participation in a Joint Venture Acquisition of a Second Mortgage Loan

On April 12, 2011, LVP Rego Park, LLC, a joint venture in which the Company and Lightstone II have 90% and 10%, ownership interests, respectively, acquired a $19.5 million, nonrecourse second mortgage note (the “Second Mortgage Loan”) for approximately $15.1 million from Kelmar Company, LLC, an unaffiliated third party. The purchase price reflects a discount of approximately $4.4 million to the outstanding principal balance. The Company’s share of the aggregate purchase price was approximately $13.6 million. Additionally, in connection with the purchase, the Company’s Advisor received an acquisition fee equal to 2.75% of its portion of the acquisition price, or approximately $0.4 million. The Company’s portion of the acquisition was funded with cash.

On June 27, 2013, the note was paid in full. During the year ended December 31, 2013, the Rego Park Joint Venture made aggregate distributions of approximately $18.9 million to its members, of which the Company’s share was approximately $2.1 million. These distributions included the final distribution of the Rego Park Joint Venture assets and as of December 31, 2013 the Company no longer had any investment in the Rego Park Joint Venture.

50-01 2nd Street Associates

On August 18, 2011, the Company, through its Operating Partnership, and our Sponsor formed 50-01 2nd Street Associates LLC, a joint venture, which through the joint venture’s affiliates purchased a fee interest in land located at 50-01 2nd Street in Long Island City, Queens, New York for approximately $19.3 million. Our interest in the 50-01 2nd Street Associates LLC was initially a 75.0% managing membership interest. Our Sponsor initially had a 25.0% non managing membership interest with certain consent rights with respect to major decisions. Contributions are allocated in accordance with each investor’s ownership percentage. Profit and cash distributions, if any, will be allocated in accordance with each investor’s ownership percentage. In addition, the joint venture had a put option (the “Put”) whereby the Operating Partnership can put its interest to the Sponsor through August 18, 2012 in exchange for the dollar value of its capital contributions as of the date of exercise. On August 14, 2012, the Operating Partnership exercised the Put pursuant to which it would transfer 15.8% of its membership interest to the Sponsor for approximately $4.3 million. As of December 31, 2013, the Operating Partnership’s total capital contributions were $18.6 million and the Operating Partnership owned a 59.2% managing membership interest in the joint venture and the Sponsor and other affiliates owned a 40.8% non managing membership interest. As the Operating Partnership has the power to direct the activities of 50-01 2nd Street Associates LLC that most significantly impact the performance, we consolidate the operating results and financial condition and account for the ownership interest of our Sponsor as a noncontrolling interest.

During the second quarter of 2012, the joint venture commenced construction of Gantry Park, a residential project comprised of 199 apartment units, on the acquired land. Construction of Gantry Park was substantially completed during the fourth quarter of 2013 and the associated assets were placed in service.

Preferred Investment

On March 7, 2014, the Company entered into an agreement with various entities pursuant to which it committed to make preferred equity contributions (the “Preferred Equity Contributions”) of up to $35.0 million, with an additional investment of up to $10.0 million subject to the satisfaction of certain conditions, in an affiliate of its Sponsor which owns a parcel of land located at 365 Bond Street in Brooklyn, New York on which it plans to develop and construct a residential apartment project. The Preferred Equity Contributions will be entitled to monthly preferred distributions at the rate of 12% per annum.

POAC/Mill Run Tax Protection Agreement

In connection with the contribution of the Mill Run LLC (“Mill Run”)and Prime Outlet Acquisition Company (“POAC”) membership interests, our Operating Partnership entered into Tax Protection Agreements (the “POAC/Mill Run Tax Protection Agreements”) with each of Arbor JRM, Arbor CJ, AR Prime, TRAC, Central Jersey and JT Prime (collectively, the “Contributors”). The Contributors are holders of Series A Preferred Units of our Operating Partnership. Under the POAC/Mill Run Tax Protection Agreements, our Operating Partnership is required to indemnify each of Arbor JRM, Arbor CJ, TRAC and Central Jersey with respect to the Mill Run properties, and AR Prime and JT Prime, with respect to the POAC Properties, from June 26, 2008 for Arbor JRM, Arbor CJ and AR Prime and from August 25, 2009 for TRAC, Central Jersey and JT Prime to June 26, 2013 for, among other things, certain income tax liability that would result from the income or gain which Arbor JRM, Arbor CJ, TRAC, Central Jersey on the one hand, or AR Prime, JT Prime, on the other hand, would recognize upon our Operating Partnership’s failure to maintain the current level of debt encumbering the Mill Run properties or the POAC properties, respectively, or the sale or other disposition by our Operating Partnership of the Mill Run properties, the Mill Run interest, the POAC properties, or the POAC interest (each, an “Indemnifiable Event”). Under the terms of the POAC/Mill Run Tax Protection Agreements, our Operating Partnership is indemnifying the Contributors for certain income tax liabilities based on income or gain which the Contributors are deemed to be required to include in their gross income for federal or state income tax purposes (assuming the Contributors are subject to tax at the highest regional, federal, state and local tax rates imposed on individuals residing in New York City) as a result of an Indemnifiable Event. This indemnity covers income taxes, interest and penalties and is required to be made on a “grossed up” basis that effectively results in the Contributors receiving the indemnity payment on a net, after-tax basis. The amount of the potential tax indemnity to the Contributors under the POAC/Mill Run Tax Protection Agreements, including a gross-up for taxes on any such payment, using current tax rates, is estimated to be approximately $95.7 million. The POAC/Mill Run Tax Protection Agreements expired on June 26, 2013. In connection with the partial redemption of Series A Preferred Units and the partial repayment of notes receivable from noncontrolling interests completed on September 30, 2013, any potential liability to the Company under the POAC/Mill Run Tax Protection Agreements was fully released.

Other Related Party Transactions

From time to time, the Company purchases title insurance from an agent in which our Sponsor owns a fifty percent limited partnership interest. Because this title insurance agent receives significant fees for providing title insurance, our Advisor may face a conflict of interest when considering the terms of purchasing title insurance from this agent. However, prior to the purchase by the Company of any title insurance, an independent title consultant with more than 25 years of experience in the title insurance industry reviews the transaction, and performs market research and competitive analysis on our behalf. This process results in terms similar to those that would be negotiated at an arm’s-length basis. During the year ended December 31, 2013, the Company incurred and paid fees of approximately $50,000 to this title insurance agent. The Company did not pay any fees during the year ended December 31, 2012 to this title insurance agent.

During March 2010, the Company entered into a demand grid note to borrow up to $20 million from 1407 Broadway Joint Venture, in which an affiliate of our Sponsor owns a 51% interest. As of March 31, 2013, the Company has received net loan proceeds from 1407 Broadway Joint Venture of $0.5 million associated with the demand grid loan. During the third quarter of 2012, the remaining balance of the loan was converted to a distribution.

Redemption of Series A Preferred Units and Repayment of Notes Receivable

In connection with the contribution of the Mill Run and POAC membership interests, we made loans to Arbor JRM, Arbor CJ, AR Prime, TRAC, Central Jersey and JT Prime (collectively, “Noncontrolling Interest

Borrowers”) in the aggregate principal amount of $88.5 million (the “Noncontrolling Interest Loans”). These Noncontrolling Interest Loans are payable semi-annually and accrue interest at an annual rate of 4%. The Noncontrolling Interest Loans mature through September 2017 and contain customary events of default and default remedies. The Noncontrolling Interest Loans require the Noncontrolling Interest Borrowers to prepay their respective loans in full upon redemption of the Series A Preferred Units by the Operating Partnership. The loans are secured by the Series A Preferred Units and Common Units issued in connection with the respective contribution of the Mill Run and the POAC membership interests, as such these loans are classified as a reduction to noncontrolling interests in the consolidated balance sheets.

On September 30, 2013, as a result of various agreements (collectively, the “Series A Agreement”) between and amongst (i) the Operating Partnership and certain of its subsidiaries and affiliates (the “Operating Partnership Parties”) and (ii) Noncontrolling Interest Borrowers (collectively, the “Contributing Parties”) and certain of their subsidiaries and affiliates (collectively, the “Series A Parties”), the Operating Partnership redeemed an aggregate 43,516 Series A Preferred Units, held by the Contributing Parties, at their liquidation preference of approximately $43.5 million and agreed to extend the redemption of the aggregate remaining outstanding 50,100 Series A Preferred Units, held by the Contributing Parties, at their liquidation preference of approximately $50.1 million to January 2, 2014. Furthermore, the Contributing Parties simultaneously repaid approximately $41.1 million of notes receivable (the “Contributing Parties Loans”) representing the proportionate share of total loans issued to the Contributing Parties which secured by their Series A Preferred Units and Common Units. As a result, the Contributing Parties Loans were approximately $47.4 million as of December 31, 2013, which must be repaid in full upon redemption of the remaining outstanding Series A Preferred Units.

Pursuant to the terms of the Series A Agreement, the Series A Parties provided a full release to the Operating Partnership Parties for any and all claims, both asserted or unasserted, through September 30, 2013. However, the release does not affect the rights of the Contributing Parties in respect of any subsequent claims relating to their remaining outstanding Common Units and Series A Preferred Units. Additionally, the Series A Preferred Units, which were entitled to receive cumulative preferential distributions equal to an annual rate of 4.6316%, if and when declared, are no longer be entitled to distributions for periods subsequent to June 26, 2013 and the Contributing Parties Loans, which provided for interest payable semi-annually at a annual rate of 4.00%, no longer accrue interest for periods subsequent to June 26, 2013. The Series A Preferred Units initially had no mandatory redemption or maturity date and were not redeemable by the Operating Partnership prior to June 26, 2013.

On January 2, 2014, the Operating Partnership redeemed all of the then remaining outstanding 50,100 Series A preferred units in the Operating Partnership (the “Series A Preferred Units”), held by the Arbor Mill Run JRM, LLC, a Delaware limited liability company, Arbor National CJ, LLC, a New York limited liability company, Prime Holdings LLC, a Delaware limited liability company, TRAC Central Jersey LLC, a Delaware limited liability company, Central Jersey Holdings II, LLC, a New York limited liability company and JT Prime LLC, a Delaware limited liability company (collectively, the “Contributing Parties”), at their liquidation preference of approximately $50.1 million and the Contributing Parties simultaneously repaid the remaining notes receivable due from the Contributing Parties aggregating approximately $47.4 million in full.

Review, Approval or Ratification of Transactions with Related Persons

Our Charter generally requires that any transactions between us and our Sponsor, our Advisor, our directors or their affiliates must be approved by a majority of our directors (including a majority of Independent Directors) not otherwise interested in the transaction. In addition, our Board of Directors has adopted a policy relating to the review, approval and ratification of transactions with related persons. This policy applies to any transaction, the amount of which exceeds $120,000, between us and any person who is a director, executive officer or the beneficial owner of more than 5% of any class of our voting securities. Any such related person transaction is subject to approval by the Board of Directors. The Board of Directors will decide whether or not to approve a related party transaction and will generally approve only those transactions that do not create a conflict of interest. The Board of Directors (including a majority of the Independent Directors) has approved the transactions disclosed in this section titled “Certain Relationships and Related Party Transactions.”

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

EisnerAmper LLP audited our financial statements for the years ended December 31, 2013 and 2012. EisnerAmper LLP reports directly to our Audit Committee. The Audit Committee reviewed the audit and nonaudit services performed by EisnerAmper LLP, as well as the fees charged by EisnerAmper LLP for such services. In its review of the nonaudit service fees, the Audit Committee considered whether the provision of such services is compatible with maintaining the independence of EisnerAmper LLP.

One or more representatives of EisnerAmper LLP have been invited and are expected to be present at the 2014 Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The following table presents the aggregate fees billed to the Company for the years ended December 31, 2013 and 2012 by the Company’s principal accounting firms:

($’s in thousands)	2013	2012
Audit Fees(a)	444	361
Audit-Related Fees(b)	74	4
Tax Fees(c)	313	179
All Other Fees(d)	47	—
Total Fees	$878	$544

(a)	Fees for audit services in 2013 and 2012 consisted of the audit of the Company’s annual consolidated financial statements, interim reviews of the Company’s quarterly consolidated financial statements and services normally provided in connection with statutory and regulatory filings including registration statement consents.
(b)	Fees for audit related services related to audits of entities that the Company already owns, has acquired or proposed to acquire.
(c)	Fees for tax services.
(d)	Fees for a special project.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee must approve any fee for services to be performed by the independent registered public accounting firm in advance of the services being performed. In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the related requirements of the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

All services rendered by EisnerAmper LLP for the years ended December 31, 2013 and December 31, 2012 were approved by the Audit Committee.

AUDIT COMMITTEE REPORT

To the Directors of Lightstone Value Plus Real Estate Investment Trust, Inc.:

We have reviewed and discussed with management Lightstone Value Plus Real Estate Investment Trust, Inc.’s audited consolidated financial statements as of and for the year ended December 31, 2013.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” (Codification of Statements of Auditing Standards, August 2, 2007 AU 380), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the board of directors that the consolidated financial statements referred to above be included in Lightstone Value Plus Real Estate Investment Trust, Inc.’s Annual Report on consolidated Form 10-K for the year ended December 31, 2013.

Audit Committee
George R. Whittemore
Edwin J. Glickman
Shawn R. Tominus

INDEPENDENT DIRECTORS’ REPORT

To the Stockholders of Lightstone Value Plus Real Estate Investment Trust, Inc.:

We have reviewed the Company’s policies and determined that they are in the best interest of the Company’s stockholders. Set forth below is a discussion of the basis for that determination.

General

The Company’s primary objective is to achieve capital appreciation with a secondary objective of income without subjecting principal to undue risk. The Company intends to achieve this goal primarily through investments in real estate properties.

The Company intends to acquire residential and commercial properties. The Company’s acquisitions may include both portfolios and individual properties. The Company expects that its commercial holdings will consist of retail (primarily multi-tenanted shopping centers), lodging (primarily extended stay hotels), industrial and office properties and that the Company’s residential properties will be principally comprised of “Class B” multi-family complexes.

The following is descriptive of the Company’s investment objectives and policies:

•	Reflecting a flexible operating style, the Company’s portfolio is likely to be diverse and include properties of different types (such as retail, office, industrial and residential properties); both passive and active investments; and joint venture transactions. The portfolio is likely to be determined largely by the purchase opportunities that the market offers, whether on an upward or downward trend. This is in contrast to those funds that are more likely to hold investments of a single type, usually as outlined in their charters.
•	The Company may invest in properties that are not sold through conventional marketing and auction processes. The Company’s investments may be at a dollar cost level lower than levels that attract those funds that hold investments of a single type.
•	The Company may be more likely to make investments that are in need of rehabilitation, redirection, remarketing and/or additional capital investment.
•	The Company may place major emphasis on a bargain element in its purchases, and often on the individual circumstances and motivations of the sellers. The Company will search for bargains that become available due to circumstances that occur when real estate cannot support the mortgages securing the property.
•	The Company intends to pursue returns in excess of the returns targeted by real estate investors who target a single type of property investment.

Financing Policies

The Company intends to utilize leverage to acquire its properties. The number of different properties the Company will acquire will be affected by numerous factors, including, the amount of funds available to us. When interest rates on mortgage loans are high or financing is otherwise unavailable on terms that are satisfactory to the Company, the Company may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time. There is no limitation on the amount the Company may invest in any single property or on the amount the Company can borrow for the purchase of any property.

The Company intends to limit its aggregate long-term permanent borrowings to 75% of the aggregate fair market value of all properties unless any excess borrowing is approved by a majority of the independent directors and is disclosed to the Company’s stockholders. The Company may also incur short-term indebtedness, having a maturity of two years or less. By operating on a leveraged basis, the Company will have more funds available for investment in properties. This will allow the Company to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although the Company’s liability for the repayment of indebtedness is expected to be limited to the value of the property securing the liability and the rents or profits derived therefrom, the Company’s use of leveraging increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property. To the extent that the Company does not obtain mortgage loans on the Company’s properties, the Company’s ability to acquire additional properties will be restricted. The Company will endeavor to obtain financing on the most favorable terms available.

Policy on Sale or Disposition of Properties

The Company’s board of directors will determine whether a particular property should be sold or otherwise disposed of after considering the relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving its principal investment objectives.

The Company currently intends to hold its properties for a minimum of seven to ten years prior to selling them. After seven to ten years, the Company’s board of directors may decide to liquidate the Company, list its shares on a national stock exchange, sell its properties individually or merge or otherwise consolidate the Company with a publicly-traded REIT. Alternatively, the Company may merge with, or otherwise be acquired by, the Sponsor or its affiliates. The Company may, however, sell properties prior to such time and if so, may invest the proceeds from any sale, financing, refinancing or other disposition of its properties into additional properties. Alternatively, the Company may use these proceeds to fund maintenance or repair of existing properties or to increase reserves for such purposes. The Company may choose to reinvest the proceeds from the sale, financing and refinancing of its properties to increase its real estate assets and its net income. Notwithstanding this policy, the board of directors, in its discretion, may distribute all or part of the proceeds from the sale, financing, refinancing or other disposition of all or any of the Company’s properties to the Company’s stockholders. In determining whether to distribute these proceeds to stockholders, the board of directors will consider, among other factors, the desirability of properties available for purchase, real estate market conditions, the likelihood of the listing of the Company’s shares on a national securities exchange and compliance with the applicable requirements under federal income tax laws.

When the Company sells a property, it intends to obtain an all-cash sale price. However, the Company may take a purchase money obligation secured by a mortgage on the property as partial payment, and there are no limitations or restrictions on the Company’s ability to take such purchase money obligations. The terms of payment to the Company will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. If the Company receives notes and other property instead of cash from sales, these proceeds, other than any interest payable on these proceeds, will not be available for distributions until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed. Therefore, the distribution of the proceeds of a sale to the stockholders may be delayed until that time. In these cases, the Company will receive payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.

Independent Directors
George R. Whittemore
Edwin J. Glickman
Shawn R. Tominus

OTHER MATTERS PRESENTED FOR ACTION AT THE 2014 ANNUAL MEETING
OF STOCKHOLDERS

Our Board of Directors does not intend to present for consideration at the 2014 Annual Meeting of Stockholders any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the meeting, the persons named in the proxy will vote thereon pursuant to the discretionary authority conferred by the proxy.

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

Stockholder Proposals in the Proxy Statement

Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2015 annual meeting of stockholders, the proposal must be received at our principal executive offices no later than March 25, 2015.

Stockholder Proposals and Nominations for Directors to Be Presented at Meetings

For any proposal that is not submitted for inclusion in our proxy material for the 2015 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with the procedures set forth in our bylaws. Under our current bylaws, for a stockholder proposal to be properly submitted for presentation at our 2015 Annual Meeting of Stockholders, our Secretary must receive written notice of the proposal at our principal executive offices during the period beginning on February 23, 2015 and ending at 5:00 p.m., Eastern Time, on February 23, 2015 and must contain information specified in our bylaws, including:

1.	as to each director nominee,
•	the name, age, business address, and residence address of the nominee;
•	the class, series and number of any shares of stock of the Company beneficially owned by the nominee;
•	the date such shares were acquired and the investment intent of such acquisitions;
•	all other information relating to the nominee that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved) or is otherwise required; and
2.	as to any other business that the stockholder proposes to bring before the meeting,
•	a description of the business to be brought before the meeting;
•	the reasons for proposing such business at the meeting;
•	any material interest in such business that the proposing stockholder (and certain persons, which we refer to as “Stockholder Associated Persons” (as defined below), if any) may have, including any anticipated benefit to the proposing stockholder (and the Stockholder Associated Persons, if any); and
3.	as to the proposing stockholder (and the Stockholder Associated Persons, if any),
•	the class, series and number of all shares of stock of the Company owned by the proposing stockholder (and the Stockholder Associated Persons, if any), and the nominee holder for, and number of, shares owned beneficially but not of record by the proposing stockholder (and the Stockholder Associated Persons, if any); and

4.	as to the proposing stockholder (and the Stockholder Associated Persons, if any) covered by clauses (2) or (3) above,
•	the name and address of the proposing stockholder (and the Stockholder Associated Persons, if any) as they appear on the Company’s stock ledger, and current name and address, if different; and
5.	to the extent known by the proposing stockholder, the name and address of any other stockholder supporting the director nominee or the proposal of other business on the date of the proposing stockholder’s notice.

A “Stockholder Associated Person” means (i) any person controlling, directly or indirectly, or acting in concert with, the proposing stockholder, (ii) any beneficial owner of shares of stock of the Company owned by the proposing stockholder and (iii) any person controlling, controlled by or under common control with the Stockholder Associated Person.

All nominations must also comply with the Charter. All proposals should be sent via registered, certified or express mail to our Secretary at our principal executive offices at: Lightstone Value Plus Real Estate Investment Trust, Inc., 1985 Cedar Bridge Avenue, Suite 1, Lakewood, New Jersey 08701, Attention: Bruno de Vinck (telephone: (866) 792-8700).

By Order of the Board of Directors,

/s/ Bruno de Vinck

Bruno de Vinck
Chief Operating Officer, Senior Vice President
and Secretary

Lakewood, New Jersey
August 4, 2014

3

EVERY STOCKHOLDER'S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

AUTHORIZE A PROXY
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or scan the QR code
Follow the on-screen instructions
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AUTHORIZE A PROXY
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Vote, sign and date this Proxy Card and return in the postage-paid envelope

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VOTE IN PERSON
Attend Stockholder Meeting
460 Park Avenue, 13th Floor
New York, NY 10022
on September 22, 2014

Please detach at perforation before mailing.

PROXY **LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.** **PROXY**
Proxy Solicited on Behalf of the Board of Directors

The undersigned stockholder of Lightstone Value Plus Real Estate Investment Trust, Inc., a Maryland corporation (the "Company"), revoking any proxy heretofore given for the Meeting of the Stockholders described below, hereby appoints Bruno De Vinck, as proxy, with full powers of substitution, to attend the Annual Meeting of Stockholders of the Company, to be held at 460 Park Avenue, 13th Floor, New York, New York 10022 at 11:00 a.m. eastern time on September 22, 2014 and any adjournment or postponement thereof, and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned as if personally present at the meeting.

The votes entitled to be cast by the undersigned will be cast as instructed below. IF THIS PROXY IS DULY EXECUTED AND RETURNED, AND NO VOTING DIRECTIONS ARE GIVEN HEREIN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" EACH OF THE NOMINEES FOR DIRECTOR. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of notice of, and the proxy statement for, the aforesaid Annual Meeting, the terms of which are incorporated by reference.

AUTHORIZE A PROXY
VIA THE INTERNET: www.proxy-direct.com
AUTHORIZE A PROXY
VIA TELEPHONE: 1-800-337-3503

Sign exactly as your name appears hereon. (If shares are held by joint tenants, both should sign. If signing as Attorney, Executor, Administrator, Trustee or Guardian, please give your title as such. If the signer is a corporation, please sign in the full corporate name by duly authorized officer.) Votes must be indicated in black or blue ink.

Signature(s)

Signature(s)

Date

REIT_24797_062613

EVERY STOCKHOLDER'S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Lightstone Stockholder Meeting to Be Held on September 22, 2014.
The Proxy Statement for this meeting is available at: https://www.proxy-direct.com/lig-24797

PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY

Please detach at perforation before mailing.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.

PLEASE MARK VOTES AS IN THIS EXAMPLE: ■

	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
1. For each of the following nominees for director to serve until the 2015 annual meeting and until their successors are elected and qualify. 01. David W. Lichtenstein 02. Edwin J. Glickman 03. George R. Whittemore 04. Shawn R. Tominus 05. Bruno de Vinck	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee write the nominee's name in the space provided below.

____

To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy Holder.